UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 9, 2017

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mastenmakersweg 1

1786 PB Den Helder, The Netherlands

(Address of principal executive offices)

+31 (0)22 367 0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2017, Jeffrey J. Bird, Executive Vice President and Chief Financial Officer of Frank’s International N.V. (the “Company”), informed the Company of his decision to resign from his position for a role with another company, effective March 1, 2017 (the “Effective Date”). Mr. Bird will remain the principal financial officer of the Company until the Effective Date. Mr. Bird has advised that his resignation is not due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. The Company would like to thank Mr. Bird for his contributions during his tenure.

On February 15, 2017, the Company announced the appointment of Kyle McClure to serve as interim Chief Financial Officer and to serve as the Company’s interim principal financial officer. Mr. McClure, age 41, currently serves as the Company’s Senior Vice President of Finance and Treasurer, a position he has held since March 2015 with responsibly for global treasury, insurance, investor relations and financial planning and analysis. In August 2016, he assumed additional responsibilities for finance leadership of the Western Hemisphere business. During Mr. McClure’s period of service as the Company’s interim Chief Financial Officer, he will also continue to hold his current position and responsibilities. Prior to joining the Company, Mr. McClure served as Treasurer for Ascend Performance Materials, a specialty chemicals company, from January 2013 to March 2015, where he was responsible for capital funding, cash and liquidity management, insurance, credit and treasury operations and controls. Mr. McClure’s previous experience also includes serving as Director of Treasury and Investor Relations for Cooper Industries, an electrical products manufacturer, from December 2008 until its acquisition by Eaton Corp in December 2012. He also served in multiple financial roles of increasing leadership at Dell over a ten-year period, including treasury, corporate planning, operations, and sales finance support. In addition, he worked in public accounting for Arthur Andersen. Mr. McClure holds a Bachelor of Arts degree in Economics from The University of Texas at Austin and a Master of Business Administration from Baylor University.

There are no understandings or arrangements between Mr. McClure and any other person pursuant to which Mr. McClure was selected to serve as interim principal financial officer, other than his employment relationship set forth above. Mr. McClure does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K. Mr. McClure is eligible to receive grants under the Company’s 2013 Long Term Incentive Plan, which was filed as Exhibit 4.3 to the Registration Statement on Form S-8 on August 13, 2013, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 15, 2017, the Company issued a press release disclosing the organizational changes described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of the Exhibit

99.1	Press Release dated February 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: February 15, 2017	By:	/s/ Alejandro Cestero
	Name:	Alejandro Cestero
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

99.1	Press Release dated February 15, 2017.